Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 of Pulsenmore Ltd. of our report dated March 30, 2026, relating to the financial statements, which appears in Pulsenmore Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
August 31, 2026	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited